EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated March 28, 2003, included in this Form SB-2 of Path 1 Network Technologies Inc., relating to their consolidated financial statements for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in this Form SB-2

SWENSON ADVISORS, LLP

San Diego, California

June 13, 2003

The foregoing report is in the form that will be signed upon the completion of the restatement of the capital accounts as set forth in the twenty-fourth paragraph of Note 1 to the consolidated financial statements.

/s/    SWENSON ADVISORS, LLP

San Diego, California

June 13, 2003